                                                                  Exhibit (j)(1)

                                   CONSENT OF

                          MAYER, BROWN, ROWE & MAW LLP


     We hereby consent to the reference to our firm under the caption "Counsel and Independent Accountants" in the statement of additional information comprising a part of Post-Effective amendment No. 19 to the Form N-1A Registration Statement of Security Capital Real Estate Mutual Funds Incorporated, File Nos. 333-20649 and 811-8033. We do not thereby admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act of 1933 or the rules and regulations of the Securities and Exchange Commission thereunder.


                                                /s/ MAYER, BROWN, ROWE & MAW LLP


New York, NY
September 9, 2004